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                                                                EXHIBIT 10.26

                                  IBASIS, INC.

                        1999 EMPLOYEE STOCK PURCHASE PLAN


         1. DEFINITIONS. As used in this 1999 Employee Stock Purchase Plan of iBasis, Inc., the following terms shall have the meanings respectively assigned to them below:

         (a) BASE COMPENSATION means annual or annualized base compensation, exclusive of overtime, bonuses, contributions to employee benefit plans, or other fringe benefits.

         (b) BENEFICIARY means the person designated as the Participating Employee's beneficiary on the Participating Employee's Membership Agreement or other form provided by the personnel department of the Company for such purpose or, if no such beneficiary is named, the person to whom the Option is transferred by will or under the applicable laws of descent and distribution.

         (c) BOARD means the board of directors of the Company, except that, if and so long as the board of directors of the Company has delegated pursuant to
Section 4 its authority with respect to the Plan to the Committee, then all references in this Plan to the Board shall refer to the Committee acting in such capacity.

         (d) CODE means the Internal Revenue Code of 1986, as amended.

         (e) COMMITTEE means the Compensation Committee of the Board.

         (f) COMPANY means iBasis, Inc., a Delaware corporation.

         (g) EFFECTIVE DATE means the effective date of the Registration Statement (as defined below).

         (h) ELIGIBLE EMPLOYEE means a person who is eligible under the provisions of Section 7 to receive an Option as of a particular Offering Commencement Date.

         (i) EMPLOYER means, as to any particular Offering Period, the Company and any Related Corporation which is designated by the Board as a corporation whose Eligible Employees are to receive Options as of that Offering Period's Offering Commencement Date.

         (j) MARKET VALUE means, as of the Offering Commencement Date of the first Offering Period under this Plan, the initial public offering price at which shares of Common Stock are offered to the public, as specified in the Registration Statement, and

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as of any other particular date, (i) if the Stock is listed on an exchange, the closing price of the Stock on such date on such exchange, (ii) if the Stock is quoted through the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or any successor thereto, the closing price of the Stock on such system on such date and (iii) if the Stock is quoted through Nasdaq (but not on the National Market System) or otherwise publicly traded, the average of the closing bid and asked prices of the Stock as reported by Nasdaq or such other medium on which such Stock is publicly traded on such date.

         (k) MEMBERSHIP AGREEMENT means an agreement whereby a Participating Employee authorizes an Employer to withhold payroll deductions from his or her Base Compensation.

         (l) OFFERING COMMENCEMENT DATE means the first business day of an Offering Period on which Options are granted to Eligible Employees.

         (m) OFFERING PERIOD means (i) in the case of the initial Offering Period hereunder, the period running from the Effective Date to June 30, 2000 and (ii) in the case of each subsequent Offering Period, a semi-annual period, running from either January 1 to the next following June 30 or July 1 to the next following December 31; during which Options will be offered under the Plan pursuant to a determination by the Board.

         (n) OFFERING TERMINATION DATE means the last business day of an Offering Period, on which Options must, if ever, be exercised.

         (o) OPTION means an option to purchase shares of Stock granted under the Plan.

         (p) OPTION SHARES means shares of Stock purchasable under an Option.

         (q) PARTICIPATING EMPLOYEE means an Eligible Employee to whom an Option is granted.

         (r) PLAN means this 1999 Employee Stock Purchase Plan of the Company, as amended from time to time.

         (s) REGISTRATION STATEMENT means the Company's Registration Statement on Form S-1, File No. 333-85545, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         (t) RELATED CORPORATION means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in
Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

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         (u) RETIRES means termination of employment with the Company and all
Related Corporations at or after attaining age 65.

         (v) STOCK means the common stock, par value $0.001 per share, of the Company as such class of capital stock is described in the Registration Statement.

         2. PURPOSE OF THE PLAN. The Plan is intended to encourage ownership of Stock by employees of the Company and any Related Corporations and to provide an additional incentive for the employees to promote the success of the business of the Company and any Related Corporations. It is intended that the Plan shall be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

         3. TERM OF THE PLAN. The Plan shall become effective on the Effective Date, subject to the approval by the stockholders of the Company on or prior to the first anniversary of the Effective Date. No Option shall be granted under the Plan after the date immediately preceding the tenth anniversary of the Effective Date.

         4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. The Board shall determine semi-annually (in accordance with Section 8), on or before either December 15 and June 15, whether to grant options under the Plan with respect to the Offering Period which would otherwise begin as of January 1 and July 1, respectively; PROVIDED, however, that, the Board's approval of the Plan shall constitute the Board's affirmative determination to grant options with respect to the first Offering Period. The Board shall determine which (if any) Related Corporations shall be Employers with respect to the Plan as of each Offering Commencement Date. Either such determination may in the discretion of the Board apply to all subsequent Offering Periods until modified or revoked by the Board. The Board shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations of the Board under the Plan shall be final and binding as to all persons having or claiming any interest in or arising out of the Plan. The Board may delegate all or any portion of its authority with respect to the Plan to the Committee, and thereafter, until such delegation is revoked by the Board, all powers under the Plan delegated to the Committee shall be exercised by the Committee.

         5. TERMINATION AND AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time; PROVIDED, HOWEVER, that the Board may not, without approval by the holders of a majority of the outstanding shares of Stock, increase the maximum number of shares of Stock purchasable under the Plan (other than in accordance with the terms of Section 6) or change the description of employees or classes of employees eligible to receive Options. Without limiting the generality of the foregoing but subject to the foregoing proviso, the Board may amend the Plan from time to time to increase or decrease the length of any future Offering Periods (E.G., to a nine month period) and to make all required conforming changes to the Plan. No termination of or amendment to the Plan may adversely affect the rights of a Participating Employee with respect to any

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Option held by the Participating Employee as of the date of such termination or amendment without his or her consent.

         6. SHARES OF STOCK SUBJECT TO THE PLAN. No more than an aggregate of 500,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan, subject to adjustments made in accordance with
Section 9.7. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options (or, if less, the maximum number still available for issuance under the foregoing limit), and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by
Section 9.7, the number of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

         7. PERSONS ELIGIBLE TO RECEIVE OPTIONS. Each employee of an Employer shall be granted an Option on each Offering Commencement Date on which such employee meets all of the following requirements:

         (a) The employee is customarily employed by an Employer for more than twenty hours per week and for more than five months per calendar year and, in the case of any Offering Period after the first Offering Period under the Plan, has been employed by one or more of the Employers for at least one week prior to the applicable Offering Commencement Date.

         (b) The employee will not, after grant of the Option, own Stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code shall apply in determining the Stock ownership of the employee, and Stock which the employee may purchase under outstanding options shall be treated as Stock owned by the employee.

         (c) Upon grant of the Option, the employee's rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the Stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase Stock shall be determined in accordance with Section 423(b)(8) of the Code.

         8. OFFERING COMMENCEMENT DATES. Options shall be granted on the Effective Date (as to the initial Offering Period), and on the first business day of each semi-annual period, running from either January 1 to the next following June 30 or July 1 to the next following December 31, which follows June 30, 2000. Following the end of the Initial

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Offering Period, all succeeding semi-annual periods described above shall be deemed Offering Periods without need of Board action unless and until contrary action shall have been taken by the Board prior to the beginning of what would otherwise be an Offering Period.

         9.       TERMS AND CONDITIONS OF OPTIONS.

         9.1 GENERAL. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.11. Subject to Sections 7(c) and 9.9, each Option granted on a particular Offering Commencement Date shall entitle the Participating Employee to purchase that number of shares equal to the result of $12,500 (or such lesser amount as is selected by the Board, prior to the applicable Offering Commencement Date, and applied uniformly during such Offering Period) divided by the Market Value of one such share on the Offering Commencement Date and then rounded down, if necessary, to the nearest whole number.

         9.2 PURCHASE PRICE. The purchase price of Option Shares shall be 85% of the lesser of (a) the Market Value of the shares as of the Offering Commencement Date or (b) the Market Value of the shares as of the Offering Termination Date.

         9.3      RESTRICTIONS ON TRANSFER.

         (a) Options may not be transferred otherwise than by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Participating Employee during the lifetime of the Participating Employee.

         (b) The Optionee shall agree in the Membership Agreement to notify the Company of any transfer of Option Shares within two years of the Offering Commencement Date for such Option Shares. The Company shall have the right to place a legend on all stock certificates representing Option Shares instructing the transfer agent to notify the Company of any transfer of such Option Shares. The Company shall also have the right to place a legend on all stock certificates representing Option Shares setting forth or referring to the restriction on transferability of such Option Shares.

         9.4 EXPIRATION. Each Option shall expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Sections 9.5 or 9.6.

         9.5 TERMINATION OF EMPLOYMENT OF OPTIONEE. If a Participating Employee ceases for any reason (other than death or Retirement) to be continuously employed by an Employer, whether due to voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company, his or her Option shall immediately expire without becoming exercisable, and the Participating Employee's accumulated payroll deductions shall be returned to the Participating Employee. For purposes of this Section 9.5, a Participating Employee shall be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose

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which does not exceed the longer of ninety days or the period during which the
Participating Employee's reemployment rights are guaranteed by statute (including without limitation the Veterans Reemployment Rights Act or similar statute relating to military service) or by contract. If the Participating Employee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first day of such leave of absence (or such longer period guaranteed by statute or by contract as provided above).

         9.6 RETIREMENT OR DEATH OF OPTIONEE. If a Participating Employee Retires or dies, the Participating Employee or, in the case of death, his or her Beneficiary shall be entitled to withdraw the Participating Employee's accumulated payroll deductions, or to purchase shares on the Offering Termination Date to the extent that the Participating Employee would be so entitled had he or she continued to be employed by an Employer. The number of shares purchasable shall be limited by the amount of the Participating Employee's accumulated payroll deductions as of the date of his or her Retirement or death. Accumulated payroll deductions shall be applied by the Company toward the purchase of shares only if the Participating Employee or, in the case of death, his or her Beneficiary submits to the Employer not later than the Offering Termination Date a written request that the deductions be so applied. Accumulated payroll deductions not withdrawn or applied to the purchase of shares shall be delivered by the Company to the Participating Employee or Beneficiary within a reasonable time after the Offering Termination Date.

         9.7 CAPITAL CHANGES AFFECTING THE STOCK. In the event that, between the Offering Commencement Date and the Offering Termination Date with respect to an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the Offering Commencement Date, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Participating Employee shall be entitled on the Offering Termination Date to receive shares of Stock or other securities equivalent in kind and value to the shares of Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Offering Termination Date, PROVIDED, THAT, in the event of a merger of the Company with or into another corporation or the sale or conveyance, substantially as a whole, of the property of the Company, the Board may, in its discretion, advance any Offering Termination Date to the closing or effective date of such merger or sale. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Participating Employee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's shareholders, after which the Participating Employee shall have the right to

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exercise his or her Option prior to such recapitalization; if the Participating
Employee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Participating Employee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

         9.8 PAYROLL DEDUCTIONS. A Participating Employee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Company's personnel department at least ten days prior to the beginning of such Offering Period a Membership Agreement indicating a percentage (which shall be a full integer between one and ten) of his or her Base Compensation which is to be withheld each pay period. Unless the Board decides otherwise prior to the commencement of an Offering Period, all Participating Employees shall be permitted, no more often than once per Offering Period, to change the percentage of Base Compensation withheld during an Offering Period by submitting an amended Membership Agreement to the Company's personnel department indicating a different percentage of Base Compensation to be withheld. Any such amended Membership Agreement shall become effective at the time determined pursuant to rules adopted by the Board from time to time. In addition, no more than once per Offering Period, the Participating Employee may cancel his or her Agreement and withdraw all, but not less than all, of his or her accumulated payroll deductions by submitting a written request therefor to the Company's personnel department no later than the close of business on the last business day of the Offering Period. The percentage of Base Compensation withheld may also be changed from one Offering Period to another.

         9.9 EXERCISE OF OPTIONS. On the Offering Termination Date the Participating Employee may purchase the number of shares purchasable by his or her accumulated payroll deductions, or, if less, the maximum number of shares subject to the Option as provided in Section 9.1, provided that:

         (a) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased PRO RATA based on the Participating Employee's accumulated payroll deductions in relation to all accumulated payroll deductions otherwise to be applied to the purchase of shares as of that Offering Termination Date.

         (b) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly.

         Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of Option

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Shares or, to the extent in excess of the aggregate purchase price of the shares then purchasable by the Participating Employee, refunded to the Participating Employee, except that where such excess is less than the purchase price for a single share of Stock on the Offering Termination Date, such excess shall not be refunded but instead shall be carried over and applied to the purchase of shares in the first following Offering Period (subject to the possibility of withdrawal by the Participating Employee during such Offering Period in accordance with the terms of the Plan).

         9.10 DELIVERY OF STOCK. Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Participating Employee a certificate or certificates for the number of shares purchased by the Participating Employee. A stock certificate representing the number of Shares purchased will be issued in the participant's name only, or if his or her Membership Agreement so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require that the Company or the Participating Employee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate.

         9.11 RETURN OF ACCUMULATED PAYROLL DEDUCTIONS. In the event that the Participating Employee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, Retirement, death, or in the event that accumulated payroll deductions exceed the price of shares purchased, such amount shall be returned by the Company to the Participating Employee or the Beneficiary, as the case may be, not later than within a reasonable time following the Offering Termination Date applicable to the Option Period in which such deductions were taken. Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obligated to segregate the same from any of its other assets.


                        --------------------------------

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                                  IBASIS, INC.

                                 FIRST AMENDMENT
                                       TO
                        1999 EMPLOYEE STOCK PURCHASE PLAN


         Effective as of December 15, 1999, the 1999 Employee Stock Purchase Plan of iBasis, Inc., a Delaware corporation, was amended as follows:

         (1) Section 1(j) was amended by deleting such section in its entirety and replacing it with the following:

                 "(j) Market Value means, as of any particular date, (i) if the
                      Stock is listed on an exchange, the closing price of the Stock on such date on such exchange, (ii) if the Stock is quoted through the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") National Market System or any successor thereto, the closing price of the Stock on such system on such date and (iii) if the Stock is quoted through Nasdaq (but not on the National Market System) or otherwise publicly traded, the average of the closing bid and asked prices of the Stock as reported by Nasdaq or such other medium on which such Stock is publicly traded on such date."

         (2) Section 1(m) was amended by deleting such section in its entirety and replacing it with the following:

                 "(m) Offering Period means (i) in the case of the initial
                      Offering Period hereunder, the period running from the January 1, 2000 to June 30, 2000 and (ii) in the case of each subsequent Offering Period, a semi-annual period, running from either January 1 to the next following June 30 or July 1 to the next following December 31; during which Options will be offered under the Plan pursuant to a determination by the Board."

         (3) Section 8 was amended by deleting such section in its entirety and replacing it with the following:

                  "8. Offering Commencement Dates. Options shall be granted on the first business day of each semi-annual period, running from either January 1 to the next following June 30 or July 1 to the next following December 31, which follows June 30, 2000. Following the end of the initial Offering Period, all succeeding semi-annual periods described above shall be deemed Offering Periods without need of Board action unless and until contrary action shall have been taken by the Board prior to the beginning of what would otherwise be an Offering Period."
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         (4) Section 9.8 was amended by deleting such section in its entirety and replacing it with the following:

                 "9.8 Payroll Deductions. A Participating Employee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Company's personnel department prior to the commencement of the initial Offering Period, or in connection with any subsequent Offering Period at least ten days prior to the beginning of such Offering Period, a Membership Agreement indicating a percentage (which shall be a full integer between one and ten) of his or her Base Compensation which is to be withheld each pay period. Unless the Board decides otherwise prior to the commencement of an Offering Period, all Participating Employees shall be permitted, no more often than once per Offering Period, to change the percentage of Base Compensation withheld during an Offering Period by submitting an amended Membership Agreement to the Company's personnel department indicating a different percentage of Base Compensation to be withheld. Any such amended Membership Agreement shall become effective at the time determined pursuant to rules adopted by the Board from time to time. In addition, no more than once per Offering Period, the Participating Employee may cancel his or her Agreement and withdraw all, but not less than all, of his or her accumulated payroll deductions by submitting a written request therefor to the Company's personnel department no later than the close of business on the last business day of the Offering Period. The percentage of Base Compensation withheld may also be changed from one Offering Period to another."